UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2012

GelTech Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1
Jupiter, Florida 33458
 (Address of Principal Executive Office) (Zip Code)

 (561) 427-6144
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Item 3.02    Unregistered Sales of Equity Securities.

On March 29, 2012, Mr. Michael Reger, the principal shareholder of GelTech Solutions, Inc. (the “Company”), was issued a $332,996 convertible note (the “Note”).  The Note was issued in consideration for Mr. Reger lending the Company $250,000 as a new investment and $74,874, which was the interest owed as of February 18, 2012 on an outstanding convertible note.  The Note is an original issue discount note with interest of 5% per annum.  The Note is due in six months and is convertible into the Company’s common stock at $0.50 per share.

In addition, from March 9, 2012 to March 23, 2012, the Company sold 60,000 shares of its common stock at $0.50 per share to two accredited investors.

The Note and the shares sold were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(2) and Rule 506 thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GELTECH SOLUTIONS, INC.

April 4, 2012	By:	/s/ Michael Cordani
Michael Cordani
Chief Executive Officer